UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 18, 2010, Energy Transfer Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Partnership agreed to sell 10,925,000 common units (the “Units”) (including 1,425,000 Units pursuant to the full exercise of the underwriters’ over-allotment option) representing limited partner interests in the Partnership at a price of $46.22 per Unit ($44.798 per Unit, net of underwriting discounts and commissions). The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (File No. 333-147990) of the Partnership, as supplemented by the Prospectus Supplement dated August 18, 2010 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on August 19, 2010. Closing of the sale of the Units is scheduled for August 23, 2010. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.
     In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Partnership and its affiliates for which they received or will receive customary fees and expenses. In particular, Wells Fargo Securities, LLC is a joint lead arranger and book runner for the Partnership’s revolving credit facility and is an affiliate of Wells Fargo Bank, N.A., the administrative agent for the Partnership’s revolving credit facility. Additionally, affiliates of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, UBS Securities LLC, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are lenders and agents under certain of the Partnership’s and its affiliates’ credit facilities.

Item 7.01.	Regulation FD Disclosure.
     On August 18, 2010, the Partnership issued a press release announcing that it had priced the offering of the Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1
Underwriting Agreement dated as of August 18, 2010 among the Partnership and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Units.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).
99.1	Press release, dated August 18, 2010, announcing the pricing of the Units.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: August 20, 2010	By:	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1
Underwriting Agreement dated as of August 18, 2010 among the Partnership and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters.

5.1	Opinion of Latham & Watkins LLP regarding legality of the Units.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).
99.1	Press release, dated August 18, 2010, announcing the pricing of the Units.